Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-49363, 333-122186, 333-54060, 333-54062, 333-53982, 333-65694, 333-66650, and 333-109043 on Forms S-8 of our report dated March 16, 2005 (May 4, 2005 as to the effects of the first restatement discussed in Note 22 and December 5, 2005 as to the effects of the second restatement discussed in Note 22) relating to the financial statements of GSI Commerce, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatements discussed in Note 22) and our report dated March 16, 2005 (December 5, 2005 as to the effects of the material weaknesses discussed in GSI’s Annual Report on Internal Control Over Financial Reporting, as revised) (which report expresses an adverse opinion on the effectiveness of the Company’s internal Control Over Financial Reporting because of material weaknesses), appearing in Amendment No. 3 to the Annual Report on Form 10-K/A of GSI Commerce, Inc. and subsidiaries for the year ended January 1, 2005.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

December 5, 2005